     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 3, 1999

                                                           REGISTRATION NO. 333-

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                     --------------------------------------
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                     --------------------------------------

                    ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
             (Exact Name of Registrant as Specified in its Charter)


                  DELAWARE                                    52-2126573
      (State or Other Jurisdiction of                      (I.R.S. Employer
       Incorporation or Organization)                    Identification No.)

                            510 L. STREET, SUITE 500
                             ANCHORAGE, ALASKA 99501
                                 (907) 297-3000
                    (Address of Principal Executive Offices)

                     --------------------------------------

                  ALEC HOLDINGS, INC. 1999 STOCK INCENTIVE PLAN
       ALASKA COMMUNICATIONS SYSTEMS GROUP, INC. 1999 STOCK INCENTIVE PLAN ALASKA COMMUNICATIONS SYSTEMS GROUP, INC. 1999 EMPLOYEE STOCK PURCHASE PLAN
 ALASKA COMMUNICATIONS SYSTEMS GROUP, INC. 1999 NON-EMPLOYEE DIRECTOR STOCK
                                COMPENSATION PLAN
                            (Full Title of the Plans)

                     --------------------------------------

                              MICHAEL E. HOLMSTROM
                SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                    ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
                            510 L. STREET, SUITE 500
                             ANCHORAGE, ALASKA 99501
                                 (907) 297-3000
                      (Name, address and telephone number,
                   including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------
                                                                Proposed            Proposed
                                                                Maximum             Maximum               Amount of
                                           Amount to be         Offering Price      Aggregate             Registration
Title of Securities to be Registered       Registered(1)        Per Share(2)        Offering Price(2)     Fee(3)

Common Stock, par value $0.01 per share       2,863,989            $13.50              $38,663,852            $5,042
                                              3,157,500            $6.1542              19,431,887
                                             ==========                                ===========
                                              6,021,489                                $58,095,739
------------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also relates to an indeterminate number of additional shares of common stock that may be issued pursuant to anti-dilution and adjustment provisions of the above-named plans.

(2) Estimated solely for purposes of calculating the registration fee, in accordance with Rule 457(h) under the Securities Act of 1933, as amended. Such estimate is based upon: (i) in the case of shares of common stock which may be purchased upon exercise of outstanding options, the price at which the options may be exercised; and (ii) in the case of shares of common stock for which options have not yet been granted and the option price of which is therefore unknown, the average of the high and low sales prices of the common stock of the registrant as posted on the Nasdaq National Market on December 1, 1999, a date within 5 business days prior to the filing of this registration statement.

(3) Represents the product of the Proposed Maximum Aggregate Offering Price and 0.000264, after deducting from such Proposed Maximum Aggregate Offering Price $39,000,000 of securities registered but not sold by the registrant in connection with the filing of Registration Statement on Form S-1 No. 333-88753.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.           PLAN INFORMATION.*

ITEM 2.           REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

         * As permitted by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the plans covered by this registration statement (the "Plans") as required by Rule 428(b). Such documents are not being filed with the Securities and Exchange Commission (the "Commission") as part of this registration statement or as prospectus or prospectuses supplements pursuant to Rule 424 under the Securities Act. Such documents and the documents incorporated by reference into this registration statement pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents previously filed with the Commission by the Registrant are incorporated by reference in this registration statement.

         1. The Registrant's Prospectus that was a part of the Registrant's Registration Statement on Form S-1 (File No. 333-88753) filed on
October 8, 1999, as amended through November 17, 1999, including the Prospectus filed pursuant to Rule 424(b) under the Securities Act;

         2. The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on November 17, 1999 pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and

         3. The Registrant's quarterly Report on Form 10-Q for the quarter ended September 30, 1999 filed with the Commission on November 15, 1999.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all shares of common stock offered have been sold, or which deregisters all shares of common stock then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.           DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the Delaware General Corporation ("DGCL") provides that a corporation has the power to indemnify its officers, directors, employees and agents (or persons serving in such positions in another entity at the request of the corporation) against expenses, including attorney's fees, judgments, fines or settlement amounts actually and reasonably incurred by them in connection with the defense of any action by reason of being or having been directors or officers, if such person shall have acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation (and, with respect to any criminal action, had no reasonable cause to believe the person's conduct was unlawful), except that if such action shall be by or in the right of the corporation, no such indemnification shall be provided as to any claim, issue or matter as to which such person shall have been judged to have been liable to the corporation unless and to the extent that the Court of Chancery of the State of Delaware, or another court in which the suit was brought, shall determine upon application that, in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity. The Registrant's Amended and Restated Certificate of Incorporation provides that the Registrant will indemnify its officers and directors to the fullest extent permitted by Delaware law.

         As permitted by Section 102 of the DGCL, the Registrant's Amended and Restated Certificate of Incorporation provides that no director shall be liable to the Registrant or its stockholders for monetary damages for any breach of fiduciary duty as a director other than (i) for breaches of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for the unlawful payment of dividends or unlawful stock purchases or redemptions under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

         The Registrant maintains directors and officers liability insurance for the benefit of its directors and certain of its officers.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.

Exhibit
  No.    DESCRIPTION

4.1      ALEC Holdings, Inc. 1999 Stock Incentive Plan. (1)

4.2      Alaska Communications Systems Group, Inc. 1999 Stock Incentive Plan.
         (1)

4.3 Alaska Communications Systems Group, Inc. 1999 Employee Stock Purchase Plan. (1)

4.4 Alaska Communications Systems Group, Inc. 1999 Non-Employee Director Stock Compensation Plan. (1)

5.1 Opinion of Wachtell, Lipton, Rosen & Katz as to the validity of common stock, par value $.01, issuable under the plans (including consent).

23.1 Consent of Deloitte & Touche LLP relating to the audited financial statements of Alaska Communications Systems Group, Inc. as of March 31, 1999.

23.2 Consent of Deloitte & Touche LLP relating to the audited balance sheet and statement of cash flows of Alaska Communications Systems Holdings, Inc. and subsidiaries as of December 31, 1998 and for the period from July 16, 1998 (date of inception) through December 31, 1998 (included in Exhibit No. 23.1).

23.3 Consent of KPMG LLP relating to the audited combined financial statements of CenturyTel's Alaska Properties as of December 31, 1998 and for the year then ended.

23.4 Consent of Deloitte & Touche LLP relating to the audited combined financial statements of Telephone Fund of Fairbanks Municipal Utilities Services as of October 6, 1997 and for the year ended December 31, 1996 and the period ended October 6, 1997 (included in Exhibit No. 23.1).

23.5 Consent of KPMG LLP relating to the audited financial statements of Municipality of Anchorage Telephone Utility Fund as of December 31, 1997 and 1998 and for each of the years in the three-year period ended December 31, 1998.

23.6 Consent of Deloitte & Touche LLP relating to the audited combined financial statements of CenturyTel Alaska Properties as of December 31, 1997 and for the year ended December 31, 1996, the eleven months ended November 30, 1997 and the one month ended December 31, 1997 (included in Exhibit No. 23.1).

23.7 Consent of Wachtell, Lipton, Rosen & Katz (included in their opinion filed as Exhibit 5.1).

24.1 Powers of Attorney (included in the signature page of this registration statement).

-------------------

    (1) Incorporated by reference to the Registrant's Registration Statement on Form S-1 (File No. 333-88753).

ITEM 9.           REQUIRED UNDERTAKINGS

         (a) The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) to include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) to reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) to include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, hereunto duly authorized, in The City of New York, State of New York, on this 3rd day of December 1999.

                                         ALASKA COMMUNICATIONS SYSTEMS
                                         GROUP, INC.


                                         By: /s/  Michael E. Holmstrom
                                            ------------------------------------
                                             Name:  Michael E. Holmstrom
                                             Title: Senior Vice President and
                                                    Chief Financial Officer



         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints, Charles E. Robinson, Wesley E. Carlson, Michael E. Holmstrom and Kevin P. Hemenway and each of them severally as his true and lawful attorney-in-fact with full power of substitution and resubstitution to sign in his name, place and stead, in any and all capacities to do any and all things and execute any and all instruments that such attorney may deem necessary or advisable under the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, including specifically, but without limiting the generality of the foregoing, the power and authority to sign his name in his respective capacity as a member of the Board of Directors or officer of the Registrant, this Registration Statement, any and all amendments (including post-effective amendments) to this Registration Statement and any other documents filed with the Securities and Exchange Commission, as fully for all intents and purposes as he might or could do in person, and hereby ratifies and confirms all said attorneys-in-fact and agents, each acting alone, and his or substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 3, 1999:



            SIGNATURE                                      TITLE

     /s/  Charles E. Robinson                  Chairman of the Board and Chief
    ------------------------------             Executive Officer
         Charles E. Robinson

     /s/  Wesley E. Carson                     President and Chief
    ------------------------------             Operating Officer
         Wesley E. Carson

     /s/  Michael E. Holmstrom                 Senior Vice President and
    ------------------------------             Chief Financial Officer
         Michael E. Holmstrom

     /s/  Kevin P. Hemenway                    Vice President and Treasurer
    ------------------------------
         Kevin P. Hemenway

     /s/  W. Dexter Paine, III                 Director
    ------------------------------
         W. Dexter Paine, III

     /s/  Saul A. Fox                          Director
    ------------------------------
         Saul A. Fox

     /s/  Jason B. Hurwitz                     Director
    ------------------------------
         Jason B. Hurwitz

     /s/  Carl H. Marrs                        Director
    ------------------------------
         Carl H. Marrs